SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EARL SCHEIB

                    GAMCO INVESTORS, INC.
                                 6/13/00            8,000-             *DO
                                 5/26/00            5,000-            3.1250
                                 5/25/00            5,000-            3.0625
                                 5/24/00            6,667-            3.1090
                                 5/19/00            5,000-            3.5000
                                 5/09/00            2,000             4.0000


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.